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                              CONSULTANT AGREEMENT

      AGREEMENT dated as of February 28, 1998 between Donnkenny Apparel, Inc. (the "Company") and Harvey Horowitz ("Horowitz").

                             W I T N E S S E T H :

      WHEREAS, by Employment Agreement dated as of September 5, 1996, Company agreed to employ Horowitz on the terms and conditions set forth in such Employment Agreement, and

      WHEREAS, Company and Horowitz have determined to terminate such Employment Agreement effective February 28, 1998 in its entirety, and

      WHEREAS, Company desires to employ Horowitz as consultant to perform the services set forth below in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained it is agreed:

      1. The Employment Agreement between Company and Horowitz dated as of September 5, 1996 is hereby terminated effective as of February 28, 1998. All sums due thereunder are acknowledged to have been paid, and the parties by their signatures below, release each other from any obligations thereunder. Company's pre-existing obligation to indemnify Horowitz against his proper acts as an officer and director of Company shall continue in effect and shall not be diminished as a consequence of entering into this Agreement.

      2. Commencing March 1, 1998 and terminating December 31, 1999, Company hereby employs Horowitz to consult with it and Horowitz shall consult with the officers of Company concerning legal matters arising out of the business affairs of Company.

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      3. Horowitz shall provide advice with respect to such legal matters and, at the instance of the officers of Company from time to time, shall negotiate or supervise negotiation or litigation of legal matters including that certain class action law suit entitled In Re Donnkenny Apparel, Inc. Securities Litigation which Horowitz shall oversee, at the instance of such officers, to its conclusion (notwithstanding such conclusion might occur beyond December 31, 1999).

      4. The particular amount of time devoted by Horowitz may vary from day to day or week to week but shall generally be similar to the time devoted by Horowitz to duties as general counsel to Company prior to and during the time the Employment Agreement was in force. Notwithstanding the foregoing: (a) it is understood that Horowitz will be serving in a supervisory and consultant's role; and (b) in the final analysis Horowitz may utilize his reasonable good faith judgment as to the amount of time required.

      5. Company will pay Horowitz the sum of $35,000 per month for the month of March 1998, $30,000 per month for the balance of calendar year 1998, and $25,000 per month for each calendar month of 1999, payable in advance on first of the month. Horowitz will also be paid for extraordinary travel expenses if travel is required by Company and approved in advance by the Chief Executive Officer or Chief Operating Officer.

      6. Company shall use its best efforts to cause Horowitz to be nominated for election as a member of its Board of Directors at the annual meeting of its shareholders to take place during calendar year 1998. Commencing March 1st, 1998, so long as Horowitz is serving as a member of the Board of Directors, he shall be compensated as an outside director.

      7. Horowitz will be entitled to participate in: (a) Company's executive health insurance plan at the Company's expense for the period ended December 31, 1998, and (b) the Company's Long Term Group Disability Insurance ("LTGDI") until December 31, 1999, unless

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Horowitz obtains similar coverage before that date; provided Horowitz can be included therein. If not, Company shall pay on Horowitz' behalf monthly premiums for Long Term Disability Insurance up to the amount of the current premium allocable to him for the Company's LTGDI until December 31, 1999. Company shall also reimburse Horowitz in the sum of up to $2,000 for each year hereunder for Term Life Insurance for the period ended December 31, 1999.

      8. (a) This Agreement shall terminate in the event Horowitz shall be unable for a period of three (3) consecutive months or for periods aggregating more than 20 weeks in any 52 week period to perform the services provided for herein. Should Company terminate this Agreement as a result of such inability to perform, compensation hereunder shall be paid until the end of the sixth
(6th) month after which termination occurs but not for any period after December 31, 1999. Horowitz shall be considered unable to perform the services provided for herein if he is unable to attend to the duties required of him. Upon completion of the termination payments provided for in this paragraph, all of Company's obligations to pay compensation under this Agreement shall cease.

           (b) If Horowitz shall die during the term of employment, this Agreement shall terminate at the end of the month in which Horowitz' death takes place and Horowitz' estate shall continue to receive the compensation specified herein until the end of such month.

           (c) "Cause" shall be defined to mean (i) fraud, dishonesty or similar malfeasance, (ii) substantial refusal to comply or default in complying with Company's reasonable directions and/or failure to comply or perform any of the material terms and/or obligations of this Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Horowitz of notice from Company setting forth in reasonable detail the activity by Horowitz which Company deems to be cause for termination of this Agreement or (iii)

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Horowitz' alcohol or drug abuse. In case of Cause, Company may terminate this
Agreement by notice to Horowitz.

           (d) This Agreement shall also terminate should Horowitz accept employment other than as an attorney with a firm engaged in the practice of law. Should Horowitz obtain employment as an attorney engaged in the practice of law, the services rendered to Company by Horowitz or any firm in which he is an employee, partner or member shall be covered by this Agreement unless otherwise agreed in advance by the Board of Directors of the Company. Notwithstanding the foregoing on termination due to the occurrence of the event set forth in this Section 8(d), Company shall pay Horowitz the sums set forth in Section 5 hereof through December 31, 1999 or until such payments reach $420,000, whichever sooner occurs, provided, however, should Horowitz violate
Section 11 hereof, notwithstanding any remedy Company may have with respect to such violation, it shall pay Horowitz the sums set forth in Section 5 until the earlier of the date which is six (6) months from his acceptance of such employment or December 31, 1999; and provided further, however, that should Horowitz violate Section 10, 11(b)(ii), 11(c) or 12 hereof, all payments shall immediately cease.

      9. Horowitz will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, Horowitz shall be responsible for payment of all taxes including Federal, State and local taxes arising out of Horowitz' activities relating to this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required.

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      10.   Horowitz will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation:

            (a) any information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers of Company;

            (b) any confidential information acquired by him during the course of his employment by Company, including, without limiting the generality of the foregoing, the names of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, Company (whether such customers have been obtained by Horowitz or otherwise); and/or

            (c) any confidential information relating to the products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties of Company.

      11. (a) During the term of this Agreement, Horowitz shall not engage, directly or indirectly, in any business which is competitive with the business now or at any time during the term of this Agreement conducted by Company.

            (b) During the term hereof and for the period that any payments are made pursuant hereto, Horowitz shall not: (i) engage, directly or indirectly, within the United States of America in any apparel business involving ladies' or children's wearing apparel which is directly competitive with the business conducted by Company; or (ii) directly or indirectly, on behalf of himself or any business in which he may, directly or indirectly, be engaged, recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of Company's employees or sales representatives from their relationships with the Company or retain or employ any of Company's employees or sales representatives.

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            (c) Horowitz shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, "Donnkenny" or any other name used by Company during or prior to the term hereof.

            For the purposes of this paragraph 11, Horowitz will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he controls such business. Horowitz shall not for purposes of this paragraph be deemed a stockholder or lender if he holds less than two (2%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of Company, provided that Horowitz shall not be in a control position with regard to such corporation.

      12. As between Horowitz and Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Horowitz, created, developed, invented, or used in connection with Horowitz' employment hereunder or prior to this Agreement, will be the sole and absolute property of Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Horowitz will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties.

      13. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by overnight nationally recognized courier service or by hand, as follows:

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            As to Horowitz:         Harvey Horowitz, Esq.
                                    239 East 79th Street
                                    New York, New York  10021

            As to Company:          Donnkenny Apparel, Inc.
                                    1411 Broadway
                                    New York, New York  10018
                                    Attn: Harvey Appelle, Chairman
                                          and Chief Executive Officer

            with a copy to:         Hahn & Hessen LLP
                                    350 Fifth Avenue, Suite 3700
                                    New York, New York  10118
                                    Attn: Herbert L. Ash, Esq.

or to such other address as either party hereto may designate by notice given in accordance with this Agreement.

      14. A party hereto may not assign this Agreement or any rights or obligations hereunder without the consent of the other party hereto; provided, however, that upon the sale or transfer of all or substantially all of the assets of Company, or upon the merger by Company into, or the combination with, another corporation, this Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be. The provisions of this Agreement where applicable are binding upon the heirs of Horowitz and upon the successors and assigns of the parties hereto.

      15. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

      16. As used in this Agreement the term "Company" shall also include any subsidiary or affiliate of Company.

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      17. Any controversy arising out of or relating to this Agreement, including any modification or amendment thereof, shall be resolved by arbitration in the City of New York, pursuant to the rules then obtaining of the American Arbitration Association. The arbitrators sitting in any controversy shall have no power to alter or modify any express provision of this Agreement, or make any award which by its terms effects such alteration or modification. The parties consent to the application of the New York or Federal Arbitration Statutes and to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court of the Southern District of New York, for judgment on an award and for all other purposes in connection with said arbitration and further consent that any notice, process or notice of motion or other application to either of said Courts or Judges thereof, or of any notice in connection with any arbitration hereunder, may be served in or out of the State or Southern District of New York by certified or registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance is allowed, or in such manner as may be permitted under the rules of the American Arbitration Association or of either of said Courts. Judgment upon the award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final award of the arbitrators. The parties hereto recognize that irreparable damage may result to the Company and its business and properties if Horowitz fails or refuses to perform his obligations under this Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding any other provisions hereof to arbitrate disputes arising hereunder, Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief,


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nor shall any arbitration proceedings bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators. Payments due to Horowitz hereunder shall continue during the pendency of any such arbitration proceeding but shall be adjusted retroactively if necessary and repaid by Horowitz should the arbitration determination require same; the continuation of such payments being agreed to as an accommodation to Horowitz pending the conclusion of the arbitration proceeding.

      18. This instrument contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. It may not be changed orally, but only by an amendment to this Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      19. This Agreement shall be construed in accordance with the laws of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DONNKENNY APPAREL, INC.

                                    By: /s/ Harvey Appelle
                                       --------------------------------
                                        Harvey Appelle, Chairman and
                                          Chief Executive Officer
                                        /s/ Harvey Horowitz
                                       --------------------------------
                                          Harvey Horowitz


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